EX - 23.1

                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-87950 of Sunbeam Corporation on Form S-8 of our report dated July 5, 2000, appearing in this Annual Report on Form 11-K of Sunbeam Corporation 401(k) Savings and Profit Sharing Plan for the year ended December 31, 1999.

/S/ DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
July 6, 2000